Exhibit 1

      City of Buenos Aires, May 2, 2016

ARGENTINE SECURITIES COMMISSION (COMISIÓN NACIONAL DE VALORES)

Department of Issuing Companies

25 de Mayo 175

City of Buenos Aires

BUENOS AIRES STOCK EXCHANGE (BOLSA DE COMERCIO DE BUENOS AIRES)

Sarmiento 299

City of Buenos Aires

Re.: General Ordinary Shareholders’ Meeting of Pampa Energía S.A. held on April 29, 2016

Dear Sirs,

I am writing to the Buenos Aires Stock Exchange (“BCBA”) and the Argentine Securities Commission (“CNV”), in my capacity as Market Relations Manager of Pampa Energía S.A. (the “Company”), in compliance with the provisions of Section 4, Chapter II, Title II of the CNV Rules and Section 75 of the BCBA Listing Regulations.

In such regard, please find below a summary of the resolutions adopted at the General Ordinary Shareholders’ Meeting of the Company held on the date hereof (the “Shareholders’ Meeting”):

1)      Appointment of shareholders to approve and sign the minutes of the Shareholders’ Meeting.

Upon a majority vote equivalent to 99.99% of present votes, taking into account the abstentions, which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved to appoint the representatives of the shareholders ANSES and BONY to approve and sign the minutes of the Shareholders’ Meeting.

2)      Consideration of the Company’s Balance Sheet, Statement of Comprehensive Income, Statement of Changes in Shareholders’ Equity, Statement of Cash Flows, Notes, Independent Auditor’s Report, Supervisory Committee’s Report, Annual Report and Report on Compliance with Corporate Governance Code, Management’s Discussion and Analysis required by the regulations of the Argentine Securities Commission, and the additional information required by Section 68 of the Listing Regulations of the Buenos Aires Stock Exchange, all for the fiscal year ended December 31, 2015.

Upon a majority vote equivalent to 94.7% of present votes, taking into account the abstentions by the representatives of the shareholders Gustavo Mariani and BONY, which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved as follows: (i) to omit reading of the documents under consideration as the contents thereof are known to the Shareholders because they have been made available to them as required prior to this Shareholders’ Meeting and within the relevant statutory periods of time –and the relevant filings before the CNV and BCBA have been made; and (ii) to approve the Consolidated Financial Statements for the fiscal year ended December 31, 2015 including the Balance Sheet, Statement of Comprehensive Income, Statement of Changes in Shareholders’ Equity, Statement of Cash Flows, Notes, the Annual Report, the Report on Compliance with the Corporate Governance Code, the Management's Discussion and Analysis required by the regulations of the Argentine Securities Commission, Auditors' and Supervisory Committee’s Reports; Non-consolidated Financial Statements for the fiscal year ended December 31, 2015 including the Balance Sheet, Statement of Comprehensive Income, Statement of Changes in Shareholders’ Equity, Statement of Cash Flows, Notes; and any additional information required by Section 68 of the Listing Regulations of the Buenos Aires Stock Exchange, all for the fiscal year ended December 31, 2015, and to confer powers to the Company’s Board of Directors to accept any potential changes in the form that may be required by the respective controlling authorities, provided that such changes are not objected by the Supervisory Committee or the ruling accountant.

3)      Consideration of results for the year and allocation thereof.

Upon a majority vote equivalent to 99.99% of present votes, taking into account the abstentions which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved as follows: (i) to take note of the results for the fiscal year ended December 31, 2015, equivalent to profits in the amount of $3,065,089,423; (ii) to allocate 5%, i.e. the amount of $153,254,471, to the Statutory Reserve; and (iii) to allocate the remaining balance, i.e. $2,911,834,952, to increase the optional reserve, so that the amounts that make up such reserve suffice to meet the need of funds for the Company’s projects.

4)      Consideration of the Supervisory Committee’s performance.

Upon a majority vote equivalent to 99.88% of present votes, taking into account the abstentions which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved to approve performance of duties of the Company’s Supervisory Committee members during the fiscal year ended December 31, 2015.

5)      Consideration of the Board of Directors’ performance.

Upon a majority vote equivalent to 96.45% of present votes, taking into account the abstentions by the representatives of the shareholders Gustavo Mariani and BONY, which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved to approve the performance of duties by the Company’s Board of Directors members during the fiscal year ended December 31, 2015.

6)      Consideration of fees payable to the members of the Supervisory Committee for the fiscal year ended December 31, 2015 for $450,000 (total fees).

Upon a majority vote equivalent to 99.89% of present votes, taking into account the abstentions by the representatives of the shareholders BONY and ANSES, which were removed from the majority computation basis (ANSES only abstained from voting in connection with payment of advance fees), and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved as follows: (i) to approve the fees payable to Messrs. José Daniel Abelovich, German Wetzler Malbrán and Jorge Roberto Pardo, regular members of the Company’s Supervisory Committee, in the amount of $450,000 for the duties discharged during fiscal year ended December 31, 2015; and (ii) to authorize payment of advance fees to the members of the Supervisory Committee until the date of the Shareholders' Meeting that shall deal with the financial statements as of December 31, 2016.

7)      Consideration of fees payable to the Board of Directors for the fiscal year ended December 31, 2015 for $54,833,938 (total fees), as per the limitations set forth in Section 261 of the Business Companies Law and the Rules of the Argentine Securities Commission.

Upon a majority vote equivalent to 71.24% of present votes, taking into account the abstentions by the representatives of the shareholders Gustavo Mariani and BONY, which were removed from the majority computation basis, and the negative votes by the representatives of BONY and ANSES (the latter only in connection with the fees payable for the fiscal year ended December 31, 2015), the Shareholders’ Meeting resolved as follows: (i) to approve fees payable to the Board of Directors in the amount of $30,638,557, $1,455,408 of which are fees payable to independent directors serving in the Audit Committee, and $29,183,149 of which are fees payable to the other members of the Board. This is based on the technical and administrative duties discharged and taking into account the responsibilities assumed by such officers, the time devoted to such duties, the skills and professional reputation and the price for their services on the market; and (ii) to authorize payment of advance fees to the Directors until the date of the Shareholders’ Meeting that shall deal with the financial statements as of December 31, 2016.

8)      Consideration of fees payable to the Independent Auditor.

Upon a majority vote equivalent to 89.51% of present votes, taking into account the abstentions which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved to approve the fees payable to Price Waterhouse & Co. S.R.L. as the Company’s Independent Auditors in the amount of $4,308,018.

9)      Appointment of Regular and Alternate Directors.

Upon a majority vote of 99.48% of present votes, taking into account the abstentions which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved as follows: (i) to renew the appointment of Mr. Diego Salaverri (who qualifies as non-independent) as Regular Director; (ii) to appoint Messrs. Carlos Tovagliari, Clarisa Lifsic and Santiago Alberdi (all of whom qualify as independent pursuant to the criteria set forth in the Argentine Securities Commission’s Regulations) as Regular Directors; (iii) to appoint Messrs. Javier Campos Malbrán and Julio Suaya De María (both of whom qualify as independent pursuant to the criteria set forth by the Argentine Securities Commission’s Regulations) to complete the tenure of the resigning Regular Directors; (iv) to renew the appointment of Messrs. Pablo Alejandro Díaz, Alejandro Mindlin, Gabriel Cohen, Mariano Batistella (all of whom qualify as non-independent) and Carlos Perez Bello (who qualifies as independent, pursuant to the criteria set forth by the Argentine Securities Commission’s Regulations) as Alternate Directors; (v) to appoint Mr. José María Tenaillon (who qualifies as independent pursuant to the criteria set forth by the Argentine Securities Commission’s Regulations) as Alternate Director; and (vi) to appoint Messrs. Juan Francisco Gómez and Mariano González Álzaga (both of whom qualify as independent pursuant to the criteria set forth by the Argentine Securities Commission’s Regulations) to complete the tenure of the resigning Alternate Directors.

10)  Appointment of an Alternate Statutory Auditor.

Upon a majority vote equivalent to 77.81% of present votes, taking into account the abstentions by the representative of the shareholder BONY, which were removed from the majority computation basis, and the negative votes by the representatives of BONY and ANSES, the Shareholders’ Meeting resolved to reelect Mr. Marcelo Héctor Fuxman in the position of Alternate Statutory Auditor.

11)  Appointment of Regular and Alternate Independent Auditor who shall render an opinion on the financial statements for the fiscal year started on January 1,  2016.

Upon a majority vote equivalent to 89.50% of present votes, taking into account the abstentions which were removed from the majority computation basis, and the negative votes by the representative of the shareholder BONY, the Shareholders’ Meeting resolved to appoint Price Waterhouse & Co. S.R.L., member of PriceWaterhouseCoopers, as Independent Auditor for the fiscal year ending December 31, 2016, appointing Mr. Sergio Cravero as regular certifying accountant, and Mr. Norberto Fabián Montero as alternate certifying accountant.

12)  Determination of fees payable to the Regular Independent Auditor and Alternate Independent Auditor who shall render an opinion on the financial statements for the fiscal year started on January 1, 2016.

Upon a majority vote equivalent to 94.87% of present votes, taking into account the abstentions which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved to postpone consideration of the fees payable to the Independent Auditors until the next annual shareholders’ meeting of the Company.

13)  Consideration of allocation of a budgetary item for the operation of the Audit Committee.

Upon a majority vote equivalent to 99.99% of present votes, taking into account the abstentions which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved to allocate a budgetary item of $450,000 for the operation of the Audit Committee, so that such Committee may improve performance of the tasks entrusted to it under legal provisions and regulations in force.

14)  Grant of authorizations to carry out proceedings and filings necessary to obtain the relevant registrations.

Upon a majority vote equivalent to 99.99% of present votes, taking into account the abstentions which were removed from the majority computation basis, and the negative votes by the representative of BONY, the Shareholders’ Meeting resolved to authorize Messrs. Gerardo Paz and/or María Agustina Montes and/or Fabiana Vidal and/or Maite Zornoza and/or María Eugenia Sánchez Nuin and/or Luis León Longombardo and/or María Soledad Moscara and/or Francisco Trigo Humarán and/or María Cecilia Álvarez Bollea and/or Olga Guz in order to register the resolutions adopted by the Shareholders’ Meeting and to carry out such other dealings as may be necessary before the relevant entities.

Very truly yours,

María Agustina Montes

Market Relations Manager